                                                                    Exhibit 3.31

[SEAL]
LLC-1011
(05/02)

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                          ARTICLES OF ORGANIZATION OF A
                       DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.   The name of the limited liability company is

                          Neighborhoods Capital, LLC.
    (The name must contain the words "limited company" or "limited liability company" or their abbreviations "L.C.", LC", "L.L.C" or "LLC")

2.   A.   The name of the limited liability company's initial registered agent is Commonwealth Legal Services Corporation.

     B.   The registered agent is (MARK APPROPRIATE BOX):

     (1)  an INDIVIDUAL who is resident of Virginia AND

          [ ]  a member or manager of the limited liability company.

          [ ] an officer or director of a corporation that is a member or manager of the limited liability company.

          [ ] a general partner of a general or limited partnership that is a member or manager of the limited liability company.

          [ ] a trustee of a trust that is a member or manager of the limited liability company.

          [ ]  a member of the Virginia State Bar.

                                       OR

     (2) [X] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3. The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:

                            4701 Cox Road, Suite 301
                                 (number/street)

  Glen Allen,                          VA                            23060-6802,
(city or town)                                                          (zip)

     Which is located in the [ ] city OR [x] county of Henrico.

4.   The limited liability company's principal office is located at

    c/o Stanley Martin Companies, Inc., 1881 Campus Commons Drive, Suite 101
                                 (number/street)

    Reston                             VA                                 20191.
(city or town)                      (state)                                (zip)

5.   Signature:


/s/ Richard N. Gale                                             October 31, 2002
-------------------------------------                                (date)
(organizer)

Richard N. Gale, Esquire, Organizer                _____________________________
(printed name)                                     (telephone number (optional))

                         SEE INSTRUCTIONS ON THE REVERSE